Exhibit 99(j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Horizons S&P 500® Covered Call ETF:

We consent to the use of our report dated June 23, 2017 for Horizons S&P 500® Covered Call ETF, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio
July 10, 2017